UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2021 (November 3, 2021)

NEOPHOTONICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35061	94-3253730
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

NeoPhotonics Corporation

3081 Zanker Road

San Jose, California 95134

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (408) 232-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol(s):	Name of each exchange on which registered:
Common Stock, $0.0025 par value	NPTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02	Results of Operation and Financial Condition

On November 4, 2021, NeoPhotonics Corporation, a Delaware corporation (“NeoPhotonics”) issued a press release regarding its financial results for the third quarter ended September 30, 2021. A copy of the press release is furnished and attached as Exhibit 99.1 to this Form 8-K.

The information contained in this Item 2.02, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and shall not be incorporated by reference in any registration statement or other document filed under the Securities Act or the Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filings, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events

On November 4, 2021, NeoPhotonics and Lumentum Holdings Inc., a Delaware corporation (“Lumentum”) issued a joint press release announcing their entry into an Agreement and Plan of Merger, dated November 3, 2021, (the “Merger Agreement”), by and among NeoPhotonics, Lumentum and Neptune Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Lumentum. Pursuant to the Merger Agreement, Lumentum will acquire NeoPhotonics in an all-cash transaction. A copy of the joint press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, including the timing of the proposed transaction and other information related to the proposed transaction. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the proposed transaction and our expectations, strategy, plans or intentions regarding it. Forward-looking statements in this communication include, but are not limited to, (i) expectations regarding the timing, completion and expected benefits of the proposed transaction, (ii) plans, objectives and intentions with respect to future operations, customers and the market, and (iii) the expected impact of the proposed transaction on the business of the parties. Expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the risk that the transaction may not be completed in a timely manner or at all; the ability to secure regulatory approvals on the terms expected in a timely manner or at all; the effect of the announcement or pendency of the transaction on our business relationships, results of operations and business generally; risks that the proposed transaction disrupts current plans and operations; the risk of litigation and/or regulatory actions related to the proposed transaction; potential impacts of the Covid-19 pandemic; changing supply and demand conditions in the industry; and general market, political, economic and business conditions. The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in filings with the Securities and Exchange Commission, including reports filed on Form 10-K, 10-Q and 8-K and in other filings made by NeoPhotonics and Lumentum with the SEC from time to time and available at www.sec.gov. These forward looking statements are based on current expectations, and with regard to the proposed transaction, are based on Lumentum’s and NeoPhotonics’ current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by NeoPhotonics and Lumentum, all of which are subject to change.

The parties undertake no obligation to update the information contained in this communication or any other forward-looking statement.

Additional Information and Where to Find It

This communication is being made in respect of a proposed business combination involving Lumentum and NeoPhotonics. NeoPhotonics will file relevant materials with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction, including a proxy statement on Schedule 14A. Under the proposed terms, promptly after filing its proxy statement with the SEC, NeoPhotonics will mail or otherwise make available the proxy statement and a proxy card to each stockholder entitled to vote at the annual meeting relating to the proposed transaction. NEOPHOTONICS STOCKHOLDERS AND OTHER INVESTORS ARE ADVISED TO CAREFULLY READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN RESPECT OF THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, AS THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

LUMENTUM AND NEOPHOTONICS URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain these materials (when they are available and filed) free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by Lumentum (when they become available) may be obtained free of charge on Lumentum’s website at www.lumentum.com or by contacting Lumentum’s Investor Relations Department at investor.relations@lumentum.com. Copies of documents filed with the SEC by NeoPhotonics (when they become available) may be obtained free of charge on NeoPhotonics’ website at https://ir.NeoPhotonics.com/ by contacting NeoPhotonics’ Investor Relations at ir@NeoPhotonics.com.

Participants in the Solicitation

The directors and executive officers of NeoPhotonics may be deemed to be participants in the solicitation of proxies from the stockholders of NeoPhotonics in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding NeoPhotonics’ directors and executive officers is also included in NeoPhotonics’ proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 16, 2021. These documents are available free of charge as described in the preceding paragraph.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by NeoPhotonics on November 4, 2021, regarding NeoPhotonics’ financial results for the third quarter ended September 30, 2021.

99.2	Joint Press Release, dated as of November 4, 2021.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEOPHOTONICS CORPORATION

Date: November 4, 2021	By:	/s/ Elizabeth Eby
Elizabeth Eby
Senior Vice President, Finance and Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit 99.1

NeoPhotonics Reports Third Quarter 2021 Financial Results

•	Separately, NeoPhotonics and Lumentum Holdings Inc jointly announced a definitive agreement under which Lumentum would acquire NeoPhotonics for $16.00 per share in cash

•	NeoPhotonics cancels today’s regular conference call to discuss third quarter results

SAN JOSE, Calif. — November 4, 2021—NeoPhotonics Corporation (NYSE: NPTN), a leading developer of silicon photonics and advanced hybrid photonic integrated circuit-based lasers, modules and subsystems for bandwidth-intensive, high speed communications networks, today announced financial results for its third quarter of 2021.

“With our very strong performance in the third quarter, we have returned to operating profit on a non-GAAP basis, as we forecasted one year ago. Operating income on a GAAP basis was a loss of $1.3 million, a substantial improvement over our second quarter. Our accelerated growth has been driven by products for 400G and above applications, including the initial ramp of 400ZR and related products, adding to our 400G and above suite,” said Tim Jenks, Chairman and CEO of NeoPhotonics.

Third Quarter 2021 Summary

•	Revenue at $83.7 million at the high end of range, up 29% quarter-over-quarter and down 18% year-over-year

•	Gross margin was 28.4%, up from 15.2% in the prior quarter

•	Non-GAAP gross margin was 29.4%, up from 21.7% in the prior quarter

•	Operating income was a loss of $1.3 million, up from a loss of $16.3 million in the prior quarter.

•	Non-GAAP operating income was positive $1.3 million, up from a loss of $10.3 million in the prior quarter

•	Net loss per share was $0.04, compared to net loss of $0.34 per share in the prior quarter

•	Non-GAAP net earnings per share was $0.01, compared to Non-GAAP net loss of $0.22 per share in the prior quarter

•	Adjusted EBITDA was $6.7 million, up from a negative $5.4 million in the prior quarter

Product Milestones

•	Products capable of use for 400G and above applications were 50% of revenue

•	We announced that we have shipped more than two million tunable lasers cumulatively, used in the majority of the total coherent ports delivered since their inception a decade ago.

•

We announced a new frequency modulated continuous wave laser (FMCW). This laser, together with a high power semiconductor optical amplifier, or SOA, is used in coherent LIDAR applications for autonomous vehicles and for precision industrial instruments.

As of September 30, 2021, cash and cash equivalents, short-term investments and restricted cash totaled $105 million. Free Cash Flow was ($3.6) million. Cash from operations was $0.1 million, including a $4.4 million increase in inventory to buffer the supply chain. Capital purchases were $3.7 million. We drew down $15 million of debt from one of our China credit facilities

Non-GAAP results in the third quarter of 2021 exclude $2.2 million of stock-based compensation and $0.4 million of accelerated depreciation, amortization and other charges. A reconciliation of the non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release.

Related Announcement and Conference Calls

In a separate press release issued today, Lumentum Holdings Inc. and NeoPhotonics (NYSE: NPTN) jointly announced that they have entered into a definitive agreement under which Lumentum will acquire all outstanding shares of NeoPhotonics in an all-cash transaction of $16.00 per share, giving a fully diluted equity value of approximately $918 million. A copy of the press release can be found on the Company’s investor relations website https://ir.neophotonics.com/.

Because of the announced transaction, NeoPhotonics’ earnings call scheduled for November 4, 2021 at 4:30 pm EDT will no longer take place.

Lumentum will host a conference call today, November 4, 2021, at 5:30 am PT/8:30 am ET to discuss the announced transaction. Information about today’s call and the related transaction announcement is available on the Lumentum website at http://investor.lumentum.com.

Non-GAAP and Adjusted EBITDA Measures vs. GAAP Financial Measures

The Company’s non-GAAP and Adjusted EBITDA measures exclude certain GAAP financial measures. A reconciliation of the non-GAAP and Adjusted EBITDA financial measures to the most directly comparable GAAP financial measures is provided in the financial schedules portion at the end of this press release. These non-GAAP financial measures differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. NeoPhotonics believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Conference Call

The Company will not be hosting a conference call today.

About NeoPhotonics

NeoPhotonics is a leading developer and manufacturer of lasers and optoelectronic solutions that transmit, receive and switch high-speed digital optical signals for Cloud and hyper-scale data center internet content provider and telecom networks. The Company’s products enable cost-effective, high-speed over distance data transmission and efficient allocation of bandwidth in optical networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2015 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China. For additional information visit www.neophotonics.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, including the timing of the proposed transaction and other information related to the proposed transaction. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the proposed transaction and our expectations, strategy, plans or intentions regarding it. Forward-looking statements in this communication include, but are not limited to, (i) expectations regarding the timing, completion and expected benefits of the proposed transaction, (ii) plans, objectives and intentions with respect to future operations, customers and the market, and (iii) the expected impact of the proposed transaction on the business of the parties. Expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the risk that the transaction may not be completed in a timely manner or at all; the ability to secure regulatory approvals on the terms expected in a timely manner or at all; the effect of the announcement or pendency of the transaction on our business relationships, results of operations and business generally; risks that the proposed transaction disrupts current plans and operations; the risk of litigation and/or regulatory actions related to the proposed transaction; potential impacts of the Covid-19 pandemic; changing supply and demand conditions in the industry; and general market, political, economic and business conditions. The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in filings with the Securities and Exchange Commission, including reports filed on Form 10-K, 10-Q and 8-K and in other filings made by NeoPhotonics and Lumentum with the SEC from time to time and available at www.sec.gov. These forward looking statements are based on current expectations, and with regard to the proposed transaction, are based on Lumentum’s and NeoPhotonics’ current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by NeoPhotonics and Lumentum, all of which are subject to change.

The parties undertake no obligation to update the information contained in this communication or any other forward-looking statement.

Additional Information and Where to Find It

This communication is being made in respect of a proposed business combination involving Lumentum and NeoPhotonics. NeoPhotonics will file relevant materials with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction, including a proxy statement on Schedule 14A. Under the proposed terms, promptly after filing its proxy statement with the SEC, NeoPhotonics will mail or otherwise make available the proxy statement and a proxy card to each stockholder entitled to vote at the annual meeting relating to the proposed transaction. NEOPHOTONICS STOCKHOLDERS AND OTHER INVESTORS ARE ADVISED TO CAREFULLY READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN RESPECT OF THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, AS THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

LUMENTUM AND NEOPHOTONICS URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain these materials (when they are available and filed) free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by Lumentum (when they become available) may be obtained free of charge on Lumentum’s website at www.lumentum.com or by contacting Lumentum’s Investor Relations Department at investor.relations@lumentum.com. Copies of documents filed with the SEC by NeoPhotonics (when they become available) may be obtained free of charge on NeoPhotonics’ website at https://ir.NeoPhotonics.com/ by contacting NeoPhotonics’ Investor Relations at ir@NeoPhotonics.com.

Participants in the Solicitation

The directors and executive officers of NeoPhotonics may be deemed to be participants in the solicitation of proxies from the stockholders of NeoPhotonics in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding NeoPhotonics’ directors and executive officers is also included in NeoPhotonics’ proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 16, 2021. These documents are available free of charge as described in the preceding paragraph.

©2021 NeoPhotonics Corporation. All rights reserved. NeoPhotonics and the red dot logo are trademarks of NeoPhotonics Corporation. All other marks are the property of their respective owners.

Contacts

NeoPhotonics Corporation

Beth Eby, Chief Financial Officer

+1-408-895-6086

ir@neophotonics.com

Sapphire Investor Relations, LLC

Erica Mannion, Investor Relations

+1-617-542-6180

ir@neophotonics.com

NeoPhotonics Corporation

Condensed Consolidated Balance Sheets (Unaudited)

(In thousands)

	As of
	Sep. 30, 2021	Dec. 31, 2020

ASSETS
Current assets:
Cash and cash equivalents	$76,578	$95,117
Short-term investments	27,674	27,669
Restricted cash	495	489
Accounts receivable, net	57,901	45,232
Inventories	48,663	46,901
Prepaid expenses and other current assets	18,673	20,173

Total current assets	229,984	235,581
Property, plant and equipment, net	57,134	66,765
Operating lease right-of-use assets	13,922	13,823
Purchased intangible assets, net	985	1,468
Goodwill	1,115	1,115
Other long-term assets	5,159	4,912

Total assets	$308,299	$323,664

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$59,303	$43,539
Short-term borrowing, net	14,822	—
Current portion of long-term debt	3,015	3,232
Accrued and other current liabilities	24,983	42,053

Total current liabilities	102,123	88,824
Long-term debt, net of current portion	26,570	30,327
Operating lease liabilities, noncurrent	14,150	14,522
Other noncurrent liabilities	8,315	9,584

Total liabilities	151,158	143,257

Stockholders’ equity:
Common stock	132	126
Additional paid-in capital	604,727	597,460
Accumulated other comprehensive income	1,180	1,735
Accumulated deficit	(448,898)	(418,914)

Total stockholders’ equity	157,141	180,407

Total liabilities and stockholders’ equity	$308,299	$323,664

NeoPhotonics Corporation

Condensed Consolidated Statements of Operations (Unaudited)

(In thousands, except percentages and per share data)

	Three Months Ended			Nine Months Ended
	Sep. 30, 2021	Jun. 30, 2021	Sep. 30, 2020	Sep. 30, 2021	Sep. 30, 2020
Revenue	$83,742	$65,010	$102,398	$209,677	$302,970
Cost of goods sold (1)	59,968	55,135	77,994	162,689	215,338

Gross profit	23,774	9,875	24,404	46,988	87,632
Gross margin	28.4%	15.2%	23.8%	22.4%	28.9%
Operating expenses:
Research and development (1)	13,875	15,410	15,276	42,383	40,849
Sales and marketing (1)	3,498	3,362	3,692	10,725	11,630
General and administrative (1)	7,719	7,398	7,758	22,411	23,350
Acquisition and asset sale related costs (recoveries)	28	(36)	87	155	219
Restructuring charges (recoveries)	(12)	22	141	10	141

Total operating expenses	25,108	26,156	26,954	75,684	76,189

Income (loss) from operations	(1,334)	(16,281)	(2,550)	(28,696)	11,443

Interest income	94	140	21	339	141
Interest expense	(207)	(220)	(263)	(654)	(942)
Other income (expense), net	43	(880)	(3,317)	306	(2,314)

Total interest and other expense, net	(70)	(960)	(3,559)	(9)	(3,115)

Income (loss) before income taxes	(1,404)	(17,241)	(6,109)	(28,705)	8,328
Income tax provision (benefit)	(456)	(192)	1,206	(1,279)	(1,199)

Net income (loss)	$(1,860)	$(17,433)	$(4,903)	$(29,984)	$7,129

Basic net income (loss) per share	$(0.04)	$(0.34)	$(0.10)	$(0.58)	$0.14

Diluted net income (loss) per share	$(0.04)	$(0.34)	$(0.10)	$(0.58)	$0.14

Weighted average shares used to compute basic net income (loss) per share	52,427	51,634	49,936	51,599	49,212

Weighted average shares used to compute diluted net income (loss) per share	52,427	51,634	49,936	51,599	51,411

(1) Includes stock-based compensation expense as follows for the periods presented:
Cost of goods sold	$403	$572	$607	$1,523	$1,765
Research and development	565	744	748	2,171	2,505
Sales and marketing	353	261	565	1,168	1,833
General and administrative	873	763	853	2,949	2,975

Total stock-based compensation expense	$2,194	$2,340	$2,773	$7,811	$9,078

NeoPhotonics Corporation

Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited)

(In thousands, except percentages and per share data)

	Three Months Ended			Nine Months Ended
	Sep. 30, 2021	Jun. 30, 2021	Sep. 30, 2020	Sep. 30, 2021	Sep. 30, 2020
NON-GAAP GROSS PROFIT:
GAAP gross profit	$23,774	$9,875	$24,404	$46,988	$87,632
Stock-based compensation expense	403	572	607	1,523	1,765
Amortization of purchased intangible assets	154	153	184	492	552
Depreciation of acquisition-related fixed asset step-up	2	3	(8)	(1)	(28)
End-of-life related inventory write-down	—	3,257	4,435	2,680	4,435
Accelerated depreciation	173	157	4,120	504	4,120
Restructuring charges	78	113	706	191	706

Non-GAAP gross profit	$24,584	$14,130	$34,448	$52,377	$99,182

Non-GAAP gross margin as a % of revenue	29.4%	21.7%	33.6%	25.0%	32.7%
NON-GAAP TOTAL OPERATING EXPENSES:
GAAP total operating expenses	$25,108	$26,156	$26,954	$75,684	$76,189
Stock-based compensation expense	(1,791)	(1,768)	(2,166)	(6,288)	(7,313)
Depreciation of acquisition-related fixed asset step-up	(19)	(21)	(28)	(65)	(85)
Acquisition and asset sale related costs (recoveries)	(28)	36	(87)	(155)	(219)
Restructuring charges (recoveries)	12	(22)	(141)	(10)	(141)

Non-GAAP total operating expenses	$23,282	$24,381	$24,532	$69,166	$68,431

Non-GAAP total operating expenses as a % of revenue	27.8%	37.5%	24.0%	33.0%	22.6%
NON-GAAP OPERATING INCOME (LOSS):
GAAP income (loss) from operations	$(1,334)	$(16,281)	$(2,550)	$(28,696)	$11,443
Stock-based compensation expense	2,194	2,340	2,773	7,811	9,078
Amortization of purchased intangible assets	154	153	184	492	552
Depreciation of acquisition-related fixed asset step-up	21	24	20	64	57
Acquisition and asset sale related costs (recoveries)	28	(36)	87	155	219
End-of-life related inventory write-down	—	3,257	4,435	2,680	4,435
Accelerated depreciation	173	157	4,120	504	4,120
Restructuring charges	66	135	847	201	847

Non-GAAP income (loss) from operations	$1,302	$(10,251)	$9,916	$(16,789)	$30,751

Non-GAAP operating margin as a % of revenue	1.6%	(15.8)%	9.7%	(8.0)%	10.1%

NeoPhotonics Corporation

Reconciliation of Condensed Consolidated GAAP Financial Measures to Non-GAAP Financial Measures (Unaudited) (Continued)

(In thousands, except percentages and per share data)

	Three Months Ended			Nine Months Ended
	Sep. 30, 2021	Jun. 30, 2021	Sep. 30, 2020	Sep. 30, 2021	Sep. 30, 2020
NON-GAAP NET INCOME (LOSS):
GAAP net income (loss)	$(1,860)	$(17,433)	$(4,903)	$(29,984)	$7,129
Stock-based compensation expense	2,194	2,340	2,773	7,811	9,078
Amortization of purchased intangible assets	154	153	184	492	552
Depreciation of acquisition-related fixed asset step-up	21	24	20	64	57
Acquisition and asset sale related costs (recoveries)	28	(36)	87	155	219
End-of-life related inventory write-down	—	3,257	4,435	2,680	4,435
Accelerated depreciation	173	157	4,120	504	4,120
Restructuring charges	66	135	847	201	847
Income tax effect of Non-GAAP adjustments	—	(17)	(1,327)	(19)	(2,461)

Non-GAAP net income (loss)	$776	$(11,420)	$6,236	$(18,096)	$23,976

Non-GAAP net income (loss) as a % of revenue	0.9%	(17.6)%	6.1%	(8.6)%	7.9%
ADJUSTED EBITDA:
GAAP net income (loss)	$(1,860)	$(17,433)	$(4,903)	$(29,984)	$7,129
Stock-based compensation expense	2,194	2,340	2,773	7,811	9,078
Amortization of purchased intangible assets	154	153	184	492	552
Depreciation of acquisition-related fixed asset step-up	21	24	20	64	57
Acquisition and asset sale related costs (recoveries)	28	(36)	87	155	219
End-of-life related inventory write-down	—	3,257	4,435	2,680	4,435
Accelerated depreciation	173	157	4,120	504	4,120
Restructuring charges	66	135	847	201	847
Interest expense, net	113	80	242	315	801
Income tax provision (benefit)	456	191	(1,206)	1,279	1,199
Depreciation expense	5,380	5,771	6,479	17,154	19,366

Adjusted EBITDA	$6,725	$(5,361)	$13,078	$671	$47,803

Adjusted EBITDA as a % of revenue	8.0%	(8.2)%	12.8%	0.3%	15.8%
BASIC AND DILUTED NET INCOME (LOSS) PER SHARE:
GAAP basic net income (loss) per share	$(0.04)	$(0.34)	$(0.10)	$(0.58)	$0.14

GAAP diluted net income (loss) per share	$(0.04)	$(0.34)	$(0.10)	$(0.58)	$0.14

Non-GAAP basic net income (loss) per share	$0.01	$(0.22)	$0.12	$(0.35)	$0.49

Non-GAAP diluted net income (loss) per share	$0.01	$(0.22)	$0.11	$(0.35)	$0.45

SHARES USED TO COMPUTE GAAP AND NON-GAAP BASIC NET INCOME (LOSS) PER SHARE	52,427	51,634	49,936	51,599	49,212

SHARES USED TO COMPUTE GAAP DILUTED NET INCOME (LOSS) PER SHARE	52,427	51,634	49,936	51,599	51,411

SHARES USED TO COMPUTE NON-GAAP DILUTED NET INCOME (LOSS) PER SHARE	55,971	51,634	54,385	51,599	53,730

Exhibit 99.2

LUMENTUM TO ACQUIRE NEOPHOTONICS TO ACCELERATE OPTICAL NETWORK SPEED AND SCALABILITY

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Combination accelerates Lumentum’s penetration of the fast-growing opportunity for high-speed optical components for cloud and telecom network infrastructure and creates a better partner for customers globally

•	Expected to be immediately accretive to non-GAAP earnings per share and deliver more than $50 million in annual run-rate cost synergies within 24 months of transaction close

•	Companies to host investor call today at 5:30 a.m. PT to discuss the transaction

•	Separately, Lumentum and NeoPhotonics announce quarterly financial results

San Jose, Calif., November 4, 2021 – Lumentum Holdings Inc. (NASDAQ: LITE) (“Lumentum”) and NeoPhotonics Corporation (NYSE: NPTN) (“NeoPhotonics”) today announced that they have entered into a definitive agreement under which Lumentum will acquire NeoPhotonics for $16.00 per share in cash, which represents a total equity value of approximately $918 million. The transaction has been unanimously approved by the Boards of Directors of both companies.

The addition of NeoPhotonics expands Lumentum’s opportunity in some of the fastest growing areas of the more than $10 billion market for optical components used in cloud and telecom network infrastructure. The integrated company will be better positioned to serve the needs of a global customer base who are increasingly utilizing photonics to accelerate the shift to digital and virtual approaches to work and life, the proliferation of IoT, 5G, and next-generation mobile networks, and the transition to advanced cloud computing architectures. The combination creates a stronger partner for customers, with the ability and intent to invest strongly in innovation and manufacturing capacity.

“With NeoPhotonics, we’re making another important investment in better serving our customers and expanding our photonics capabilities at a time when photonics are at the forefront of favorable long-term market trends,” said Alan Lowe, Lumentum President and CEO. “At the center of our strategy is a relentless focus on developing a differentiated portfolio with the most innovative products and technology in our industry so that we can help our customers compete and win in their respective markets. Adding NeoPhotonics’ differentiated products and technology and innovative R&D team is consistent with this strategy and together, we will better meet the growing need for next generation optical networking solutions.”

“We are confident this transaction will make us an even better partner to our customers, while enabling our team to deliver significant, long-term value to our stockholders. We look forward to welcoming NeoPhotonics’ talented team of employees to Lumentum,” concluded Mr. Lowe.

“Today’s announcement is an exciting milestone for NeoPhotonics,” said Tim Jenks, NeoPhotonics President, CEO, and Chairman. “The increasing global demand for our ultra-pure light tunable lasers and photonics technologies for speed over distance applications is more apparent than ever, and Lumentum is the ideal partner to serve our customers on a larger scale. Lumentum recognizes the importance of NeoPhotonics’ differentiated photonic technology and products, which are well positioned for accelerated growth in the coming years. The combination’s complementary product portfolio, increased scale, breadth of customer application knowledge, and R&D capabilities will accelerate innovation, better serve customers, and deliver significant and immediate value to our stockholders. Importantly, this transaction is a testament to the hard work and dedication of our employees. I look forward to working with Lumentum leadership to ensure a smooth transition as we begin an exciting new chapter as one company.”

Compelling Strategic and Financial Benefits

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Comprehensive Capabilities for the Significant 400G+ Optical Network Opportunity: The complementary combination accelerates Lumentum’s exposure to and penetration of some of the fastest growing portions of the more than $10 billion market for optical components used in cloud and telecom network infrastructure. Internet, cloud, mobile, and broadband access network capacity requirements continue to grow at an unrelenting pace driven by the digital transformation of work and life, high-bandwidth video, gaming, and other applications. The combined company will have a broader portfolio of next generation products and technologies addressing the market opportunity created by the strong growth in network capacity requirements created by these applications.

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Positioned to Better Serve Market Leading Customers: The combined company will comprise a solid financial position and the ability to invest in new products, technologies, and manufacturing capabilities, with a broader portfolio of products and technology relevant to global leaders in cloud and communications networks infrastructure. This transaction underscores Lumentum’s commitment to the photonics and communications markets, and the combined company will continue to heavily invest in innovation and manufacturing capabilities in order to meet and exceed customers’ photonics needs – today and into the future.

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Accelerated Innovation from Combined R&D and Technology Capabilities Globally: The combination increases the scale and scope of Lumentum’s innovation engine globally. The company will benefit from R&D and manufacturing capabilities globally across Asia, North America, and Europe. With a broader global talent pool, Lumentum will be well positioned to accelerate innovation and collaborate more closely with market and technology-leading customers worldwide.

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Poised to Capture Attractive New Growth Opportunities: Photonics will play an increasing role in new approaches to automobiles and delivery vehicles, manufacturing, industrial sensing, safety and security, health care and the life sciences, and addressing climate change. The combined organization will be poised to capture new market growth opportunities created by these trends due to the combined R&D innovation engine and technology base. The combination’s breadth of technology and vertical integration, from underlying components and materials to sub-systems and systems, increases the ability to participate in the technology stack of new end market customers increasingly utilizing photonics.

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Delivers Substantial Run-Rate Synergies and Solid Accretion to Lumentum’s Earnings: There are significant efficiency gains in combining derived from increased scale, reducing redundancies, and leveraging the best capabilities in the combination. The combined company is expected to generate more than $50 million in annual run-rate synergies within 24 months of the closing of the transaction. The transaction is expected to be immediately accretive to the combined company’s non-GAAP earnings per share upon closing. The combined company is expected to have a solid balance sheet and strong operating cash flows, creating substantial financial flexibility to pursue continued growth initiatives.

Transaction Terms, Financing, and Approvals

The purchase price represents a premium of approximately 39% to NeoPhotonics’ closing stock price on November 3, 2021. Lumentum intends to finance the transaction through cash from the combined company’s balance sheet.

Related to the transaction, Lumentum will provide up to $50 million in term loans to NeoPhotonics to fund anticipated growth, which may require increased working capital and manufacturing capacity.

The transaction is expected to close in the second half of calendar year 2022, subject to approval by NeoPhotonics’ stockholders, receipt of regulatory approvals, and other customary closing conditions.

Advisors

Goldman Sachs & Co. LLC served as the exclusive financial advisor to Lumentum and Wilson Sonsini Goodrich & Rosati, Professional Corporation served as legal advisor. Union Square Advisors LLC served as exclusive financial advisor to NeoPhotonics and Cooley LLP served as legal advisor.

Transaction Conference Call and Lumentum First Quarter Fiscal 2022 Earnings Results

In separate press releases issued today, Lumentum and NeoPhotonics announced financial results for their first quarter fiscal 2022 and third quarter fiscal 2021, respectively. The Lumentum press release is available at http://investor.lumentum.com. The NeoPhotonics’ press release is available at http://ir.neophotonics.com. In light of today’s transaction announcement, NeoPhotonics has cancelled its previously announced conference call for November 4 at 1:30 p.m. PT/4:30 p.m. ET.

The Companies will hold a joint conference call today, November 4, 2021 at 5:30 a.m. PT/8:30 a.m. ET to discuss today’s announcement, as well as Lumentum’s first quarter financial results. A live webcast of the call and the replay will be available on the Lumentum website at http://investor.lumentum.com. Supporting materials for the call’s presentation will be posted on http://investor.lumentum.com under the “Events and Presentations” section prior to the call and on http://ir.neophotonics.com.

A conference call replay will be available from November 4, 2021, at 11:30 a.m. ET through November 11, 2021, at 11:59 p.m. ET. To listen to the live conference call, dial (844) 200-6205 (U.S.) or (929) 526-1599 (international) and reference the passcode 319529. To access the replay, dial (866) 813-9403 (U.S.) or (929) 458-6194 (international) and reference the passcode 908228.

This press release is being furnished as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission and will be available at http://www.sec.gov/.

About Lumentum

Lumentum (NASDAQ: LITE) is a major designer and manufacturer of innovative optical and photonic products enabling optical networking and laser applications worldwide. Lumentum optical components and subsystems are part of virtually every type of telecom, enterprise, and data center network. Lumentum lasers enable advanced manufacturing techniques and diverse applications including next-generation 3D sensing capabilities. Lumentum is headquartered in San Jose, California with R&D, manufacturing, and sales offices worldwide. For more information, visit www.lumentum.com.

About NeoPhotonics

NeoPhotonics (NYSE: NPTN) is a leading developer and manufacturer of lasers and optoelectronic solutions that transmit, receive and switch high-speed digital optical signals for Cloud and hyper-scale data center internet content providers and telecom networks. The Company’s products enable cost-effective, high-speed over distance data transmission and efficient allocation of bandwidth in optical networks. NeoPhotonics maintains headquarters in San Jose, California and ISO 9001:2015 certified engineering and manufacturing facilities in Silicon Valley (USA), Japan and China. For additional information visit www.neophotonics.com.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events, including the timing of the proposed transaction and other information related to the proposed transaction. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern the proposed transaction and our expectations, strategy, plans or intentions regarding it. Forward-looking statements in this communication include, but are not limited to, (i) expectations regarding the timing, completion and expected benefits of the proposed transaction, (ii) plans, objectives and intentions with respect to future operations, customers and the market, and (iii) the expected impact of the proposed transaction on the business of the parties. Expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include the risk that the transaction may not be completed in a timely manner or at all; the ability to secure regulatory approvals on the terms expected in a timely manner or at all; the effect of the announcement or pendency of the transaction on our business relationships, results of operations and business generally; risks that the proposed transaction disrupts current plans and operations; the risk of litigation and/or regulatory actions related to the proposed transaction; potential impacts of the Covid-19 pandemic; changing supply and demand conditions in the industry; and general market, political, economic and business conditions. The forward-looking statements contained in this communication are also subject to other risks and uncertainties, including those more fully described in filings with the Securities and Exchange Commission, including reports filed on Form 10-K, 10-Q and 8-K and in other filings made by NeoPhotonics and Lumentum with the SEC from time to time and available at www.sec.gov. These forward looking statements are based on current expectations, and with regard to the proposed transaction, are based on Lumentum’s and NeoPhotonics’ current expectations, estimates and projections about the expected date of closing of the proposed transaction and the potential benefits thereof, its business and industry, management’s beliefs and certain assumptions made by NeoPhotonics and Lumentum, all of which are subject to change.

The parties undertake no obligation to update the information contained in this communication or any other forward-looking statement.

Additional Information and Where to Find It

This communication is being made in respect of a proposed business combination involving Lumentum and NeoPhotonics. NeoPhotonics will file relevant materials with the Securities and Exchange Commission (the “SEC”) in connection with the proposed transaction, including a proxy statement on Schedule 14A. Under the proposed terms, promptly after filing its proxy statement with the SEC, NeoPhotonics will mail or otherwise make available the proxy statement and a proxy card to each stockholder entitled to vote at the annual meeting relating to the proposed transaction. NEOPHOTONICS STOCKHOLDERS AND OTHER INVESTORS ARE ADVISED TO CAREFULLY READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN RESPECT OF THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE, AS THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

LUMENTUM AND NEOPHOTONICS URGE INVESTORS AND SECURITY HOLDERS TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain these materials (when they are available and filed) free of charge at the SEC’s website, www.sec.gov. Copies of documents filed with the SEC by Lumentum (when they become available) may be obtained free of charge on Lumentum’s website at www.lumentum.com or by contacting Lumentum’s Investor Relations Department at investor.relations@lumentum.com. Copies of documents filed with the SEC by NeoPhotonics (when they become available) may be obtained free of charge on NeoPhotonics’ website at https://ir.NeoPhotonics.com or by contacting NeoPhotonics’ Investor Relations at ir@neophotonics.com.

Participants in the Solicitation

The directors and executive officers of NeoPhotonics may be deemed to be participants in the solicitation of proxies from the stockholders of NeoPhotonics in connection with the proposed transaction. Information regarding the interests of these directors and executive officers in the transaction described herein will be included in the proxy statement described above. Additional information regarding NeoPhotonics’ directors and executive officers is also included in NeoPhotonics’ proxy statement for its 2021 Annual Meeting of Stockholders, which was filed with the SEC on April 16, 2021. These documents are available free of charge as described in the preceding paragraph.

Category: Financial

Contact Information

Lumentum

Investors: Jim Fanucchi, (408) 404-5400, investor.relations@lumentum.com

Media: Eric Brielmann or Kaitlin Kikalo, Joele Frank, Wilkinson Brimmer Katcher, (212) 355-4449

NeoPhotonics

Investors: Sapphire Investor Relations, LLC, Erica Mannion, Investor Relations, (617) 542-6180, ir@neophotonics.com

Media: LouVan Communications, Inc., Michael Newsom, (617) 803-5385, mike@louvanpr.com